Exhibit 99.4

FORM 3 JOINT FILER INFORMATION


Name and Address:				A.R.T. Advisors, LLC
500 Park Avenue
New York, New York  10022


Date of Event Requiring Statement:		12/29/06
Issuer and Ticker Symbol:			InFocus Corporation (INFS)
Relationship to Issuer:				Other (2)
Designated Filer:				Caxton Associates, L.L.C.


TABLE I INFORMATION
Title of Security:				Common Stock
Amount of Securities Beneficially Owned:	221,111 (2)
Ownership Form:					I
Nature of Indirect Beneficial Ownership:	(2)


Signature:			A.R.T. ADVISORS, LLC

By:	 /s/ Andrew Waldman
	Name:  Andrew Waldman
	Title:  Authorized Representative